EXHIBIT 32.2
SECTION 906 CERTIFICATION BY THE CHIEF FINANCIAL OFFICER
     I, Joseph S. Tibbetts, Jr., Chief Financial Officer of Novell, Inc., a Delaware corporation (the “Company”), hereby certify that:
(1)	The Company’s periodic report on Form 10-K for the period ended October 31, 2005 (the “Form 10-K”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.
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CHIEF FINANCIAL OFFICER

/s/ Joseph S. Tibbetts, Jr.
Joseph S. Tibbetts, Jr.

Date: January 9, 2006